EXHIBIT 10.6H

SEVENTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into effective as of the 20th day of December, 2010 (the “Seventh Amendment Effective Date”), by and between THE ACTIVE NETWORK, INC., a Delaware corporation (“Borrower”), and ESCALATE CAPITAL I, L.P., a Delaware limited partnership (“Escalate”), GOLD HILL VENTURE LENDING 03, LP (“Gold Hill” and, collectively with Escalate, the “Lenders”) and Escalate in its capacity as agent (“Agent”).

Recitals

A. Agent, the Lenders and Borrower have entered into that certain Loan and Security Agreement dated as of March 22, 2007, as amended from time to time, including by that certain First Amendment to Loan and Security Agreement dated as of June 6, 2007, that certain Second Amendment to Loan and Security Agreement dated as of December 18, 2007, that certain Consent and Third Amendment to Loan and Security Agreement dated as of October 30, 2008, that certain Fourth Amendment to Loan and Security Agreement dated as of March 31, 2009, that certain Bridge Consent dated as of August 31, 2009, that certain Consent and Fifth Amendment to Loan and Security Agreement dated as of September 29, 2009 and that certain Sixth Amendment to Loan and Security Agreement dated as of April 28, 2010 (as may be further amended, modified, supplemented or restated, the “Loan Agreement”), pursuant to which the Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement. The credit facility that Lenders provided to Borrower under the Loan Agreement has been fully funded and no further Advances thereunder are available.

B. Borrower has requested that Agent and the Lenders make certain accommodations all as more particularly set forth herein.

C. Agent and the Lenders have agreed to so amend the Loan Agreement in accordance with the terms subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Amendments to Loan Agreement. As of the Seventh Amendment Effective Date, the Loan Agreement is hereby amended as follows:

(a) Section 1.2 (Interest Payments, Payments Terms, Final Payments and Amendment Fee). Sections 1.2 (a) through 1.2(d) of the Loan Agreement are hereby amended in their entirety and replaced with the following (Sections 1.2 (e) through 1.2(g) of the Loan Agreement remain unchanged):

“1.2 Interest Payments, Payments Terms, Final Payments and Amendment Fee.

(a) Interest. Borrower covenants and agrees to make payments to Lenders of interest on the unpaid principal amount of the Advances from the date of each Advance until the Loan is paid in full, to be calculated upon a year of 360 days and actual days elapsed (“Interest”), as follows:

(i) With respect to Gold Hill. Subject to Section 1.2(g), with respect to the Gold Hill Advances:

(A) For the period commencing on the Closing Date and ending on November 30, 2010, cash Interest at a per annum rate of interest equal to six and three quarters percent (6.75%) plus PIK Interest that is paid-in-kind in accordance with Section 1.2(c).

(B) For the period commencing on December 1, 2010 and thereafter, cash Interest at a per annum rate of interest equal to twelve percent (12.00%).

(ii) With respect to Escalate. Subject to Section 1.2(g), with respect to the Escalate Advances:

(A) For the period commencing on the Closing Date and ending on January 31, 2010, cash Interest at a per annum rate of interest equal to six and three quarters percent (6.75%) plus PIK Interest that is paid-in-kind in accordance with Section 1.2(c).

(B) For the period commencing on February 1, 2010 and thereafter, cash Interest at a per annum rate of interest equal to twelve percent (12.00%).

(b) Payments of Interest. Subject to and in accordance with Section 1.2(a), Borrower shall pay accrued and unpaid Interest on the last business day of each calendar month, commencing April 30, 2007 with respect to the Original Advances, and January 31, 2008 with respect to the Additional Advances. In addition, accrued and unpaid Interest shall be payable on the Original Advances Maturity Date or the Additional Advances Maturity Date, as applicable, whether by acceleration or otherwise, and on the last date of any prepayment (with respect to the amount prepaid).

(c) PIK Interest. In addition to accrued and unpaid Interest as provided above and any fees, the Original Advance Final Payment and the Additional Advance Final Payment as provided below, payment-in-kind interest (“PIK Interest”) will be added to the outstanding principal advances at a per annum rate equal to 3.15% compounded monthly, and will be payable upon the earliest of repayment, prepayment or acceleration of the Loan or the Original Advances Maturity Date or the Additional Advances Maturity Date. As of

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November 30, 2010, the total amount of PIK Interest accruing to: (i) Gold Hill is One Million Five Hundred Seventy Five Thousand Sixty Six Dollars and Nine Cents ($1,575,066.09), and (ii) Escalate is One Million Six Hundred Sixty One Thousand Eight Hundred Fifty Five Dollars and One Cent ($1,661,855.01).

(d) Payments of Principal, Interest and Amendment Fee and, with respect to Gold Hill, the Final Payments.

(i) (A) Borrower shall repay to Escalate, the outstanding principal balance of the Escalate Advances, together with all accrued and unpaid Interest thereon, on the last business day of each calendar month through the Original Advances Maturity Date or the Additional Advances Maturity Date, as applicable (each, a “Payment Date”), with the principal portion of these monthly payments being due in the following amounts: (x) with respect to the Escalate Advances constituting Original Advances: (1) commencing on the Original Advances Amortization Date through January 31, 2010, $625,000 on each Payment Date, (2) commencing on February 1, 2010 through April 30, 2012, $75,000 on each Payment Date; and (y) with respect to the Escalate Advances constituting Additional Advances: (1) commencing on the Additional Advances Amortization Date through January 31, 2010, $208,333 on each Payment Date, (2) commencing on February 1, 2010 through April 30, 2012, $25,000 on each Payment Date.

(B) Prior to the Seventh Amendment Effective Date, Borrower shall make payments to Gold Hill as set forth in Section 1 of the Sixth Amendment. Commencing with the monthly payment due December 31, 2010, and continuing on the last business day of each calendar month thereafter through and including April 30, 2012, Borrower shall pay to Gold Hill, monthly payments of all accrued and unpaid Interest on the aggregate outstanding principal balance of all Gold Hill Advances.

(C) Commencing July 31, 2011 and on the last business day of each calendar month until the Escalate Advances and Gold Hill Advances are repaid in full, Borrower shall pay to Lenders each month a non-refundable amendment fee of $100,000 (the “Amendment Fee”), which Amendment Fee shall be split 50/50 by Lenders. This Amendment Fee shall be due, as applicable, upon prepayment, full repayment or acceleration of the Escalate Advances and Gold Hill Advances. To the extent the Escalate Advances and Gold Hill Advances are prepaid or repaid in full on a day of the month that is not the last business day of such month, the full Amendment Fee for such month shall be also due and payable at prepayment or repayment. This Amendment Fee is in addition to any Interest, PIK Interest, principal, Original Advance Final Payment, the Additional Advance Final Payment and any other fees, expenses and other amounts outstanding hereunder and under the other Transaction Documents, which shall be paid when due hereunder.

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(ii) On May 31, 2012, Borrower shall repay to Escalate all Escalate Advances in full, including all outstanding principal, together with all accrued and unpaid Interest thereon, PIK Interest, and all fees, expenses and other amounts outstanding hereunder and under the other Transaction Documents which shall be immediately due and payable. On May 31, 2012, Borrower shall repay to Gold Hill all Gold Hill Advances in full, including all outstanding principal, together with all accrued and unpaid Interest thereon, PIK Interest, and all fees, expenses and other amounts outstanding hereunder and under the other Transaction Documents which shall be immediately due and payable. All payments shall be applied first to fees and expenses, then to Interest, then to PIK Interest, then to principal and, with respect to Gold Hill, then to the Original Advance Final Payment and the Additional Advance Final Payment, as applicable. The Advances, once repaid, may not be reborrowed.

(iii) On May 31, 2012, with respect to each Original Advance made by Gold Hill, Borrower shall pay, in addition to the outstanding principal, accrued and unpaid Interest, and all other amounts due on such date with respect to such Advance, an amount equal to the Original Advance Final Payment. On May 31, 2012, with respect to each Additional Advance made by Gold Hill, Borrower shall pay, in addition to the outstanding principal, accrued and unpaid Interest, and all other amounts due on such date with respect to such Advance, an amount equal to the Additional Advance Final Payment. If any portion of an Advance made by Gold Hill is prepaid, the corresponding portion of the Original Advance Final Payment and the Additional Advance Final Payment, as applicable, must be prepaid as well. Upon acceleration of the Gold Hill Advances, the Original Advance Final Payment and the Additional Advance Final Payment are also due and payable. All promissory notes that Borrower has executed payable to Gold Hill are hereby amended to include the payment of the Original Advance Final Payment and the Additional Advance Final Payment, as applicable, as set forth in this Agreement.”

(b) Section 14 (Definitions).

(i) The following definitions contained in Section 14 of the Loan Agreement are hereby amended in their entirety and replaced with the following:

“Additional Advances Maturity Date” means May 31, 2012.

“Original Advances Maturity Date” means May 31, 2012.

(ii) The following definitions are hereby added to Section 14 of the Loan Agreement in appropriate alphabetical order as follows:

“Seventh Amendment” means the Seventh Amendment to Loan and Security Agreement among Borrower, Agent and Lenders.

“Seventh Amendment Effective Date” is defined in the Seventh Amendment.

Seventh Amendment to Loan and Security Agreement – Page 4

2. Limitation of Amendments.

2.1 The amendments set forth in Section 1 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any other amendment, waiver or modification of any other term or condition of any Transaction Document, or (b) otherwise prejudice any right or remedy which Agent or any Lender may now have or may have in the future under or in connection with any Transaction Document.

2.2 This Agreement shall be construed in connection with and as part of the Transaction Documents and all terms, conditions, covenants and agreements set forth in the Transaction Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

3. Definitions. Unless otherwise defined, all initially capitalized terms in this Agreement shall be as defined in the Loan Agreement.

4. Release of Agent and Lenders. Borrower hereby agrees and acknowledges that (a) Agent and the Lenders have performed all of their obligations and duties owed to Borrower as of the date hereof and (b) in consideration of the amendments set forth above and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower fully and forever remises, releases and discharges and does hereby fully and forever release and discharge each and all of the directors, officers, employees, attorneys, accountants, consultants, and other agents of the Agent and the Lenders, of and from all manner of actions, cause and causes of action, expenses, losses, damages, judgments, executions, claims and demands of whatsoever kind or nature, of law or in equity, whether known or unknown, arising out of or relating in any manner, cause or thing whatsoever, which Borrower may have had, or now has, or which Borrower hereafter can, shall or may have for acts or omissions occurring on or prior to the date hereof, for or by reason of any manner, cause or thing whatsoever, whenever arising, to and including the date hereof.

5. Representations and Warranties. To induce Agent and the Lenders to enter into this Agreement, Borrower hereby represents and warrants to Agent and the Lenders as follows:

5.1 Immediately after giving effect to this Agreement (a) the representations and warranties contained in the Transaction Documents are true and correct in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date);

5.2 Borrower has the power and authority to execute and deliver this Agreement and to perform its obligations under the Loan Agreement as amended by this Agreement;

5.3 The organizational documents of Borrower delivered to Agent in connection with this Agreement, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

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5.4 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, have been duly authorized;

5.5 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, do not and will not contravene (a) any material law or regulation binding on or affecting Borrower, (b) any material contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

5.7 This Agreement has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6. Prior Agreement. The Transaction Documents are hereby ratified and reaffirmed and shall remain in full force and effect. This Agreement is not a novation and the terms and conditions of this Agreement shall be in addition to and supplemental to all terms and conditions set forth in the Transaction Documents. In the event of any conflict or inconsistency between this Agreement and the terms of such documents, the terms of this Agreement shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.

7. Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8. Conditions Precedent to Effectiveness. Notwithstanding the date of execution or delivery of this Agreement, this Agreement shall be effective upon the satisfaction of the following conditions, each of which shall be in form and substance satisfactory to Lenders in Lenders’ sole and absolute discretion:

8.1 Borrower shall have delivered to Agent, and Agent shall have accepted, an executed original of this Agreement;

8.2 Borrower shall have paid to Agent, for the benefit of the Lenders, (i) the costs and expenses of Agent and the Lenders incurred by it in connection with the transactions contemplated hereby and (ii) the reasonable legal costs of Agent and the Lenders in connection with the preparation and negotiation of this Agreement;

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8.3 All representations and warranties made by Borrower under this Agreement shall be true and correct in all material respects (except to the extent already qualified by materiality, in which case they shall be true and correct in all respects) as of the respective dates, and to the extent, indicated above;

8.4 All corporate proceedings taken in connection with the transactions contemplated by this Agreement and other legal matters incident thereto shall be satisfactory to Agent;

8.5 Borrower shall have delivered to Agent, and Agent shall have accepted, the acknowledgment and reaffirmation of guaranty in the form of Exhibit A to this Amendment duly executed by Automated License Systems, Inc.;

8.6 Borrower shall have delivered to Agent, and Agent shall have accepted, the acknowledgment and reaffirmation of guaranty in the form of Exhibit B to this Amendment duly executed by ReserveAmerica Inc.;

8.7 Borrower shall have delivered to Agent, and Agent shall have accepted, a consent from Square 1 Bank to this Agreement, in form satisfactory to Agent, duly executed by Square 1 Bank;

8.8 Borrower shall have delivered to Escalate, and Escalate shall have accepted, a Warrant to purchase Common Stock of Borrower, in form satisfactory to Escalate, duly executed by Borrower; and

8.9 Borrower shall have delivered to Gold Hill, and Gold Hill shall have accepted, a Warrant to purchase Common Stock of Borrower, in form satisfactory to Gold Hill, duly executed by Borrower.

9. Event of Default. Borrower hereby acknowledges and agrees that a breach by Borrower of any term, provision, covenant or condition herein set forth or herein required of Borrower to be kept or performed, shall constitute an Event of Default under the Loan Agreement, as amended by this Agreement.

10. Acknowledgment of Borrower. Borrower hereby acknowledges and agrees that: (a) Borrower has no defense, offset or counterclaim with respect to the payment of any sum owed to Agent or any Lender, or with respect to the performance or observance of any warranty or covenant contained in the Transaction Documents; and (b) Agent and each Lender has performed all obligations and duties owed to Borrower through the date hereof.

11. Continuing Validity. Borrower understands and agrees that in granting its waiver and consent as provided herein, Agent and the Lenders are relying upon Borrower’s representations, warranties, and agreements, as set forth in the Transaction Documents. Except as expressly modified pursuant to this Agreement, the terms of the Transaction Documents remain unchanged and in full force and effect. The amendments made pursuant to this Agreement in no way shall obligate Agent or any Lender to grant any future waivers or consents or make any future modifications to the Indebtedness. Nothing in this Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Agent, each Lender, and

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Borrower to retain as liable parties all makers and endorsers of the Transaction Documents, unless the party is expressly released by Agent and the Lenders in writing. No maker, endorser, or guarantor will be released by virtue of this Agreement. The terms of this Paragraph apply not only to this Agreement, but also to all subsequent loan modification agreements.

12. Further Assurances. The parties hereto shall execute such other documents as may be necessary or as may be required, in the opinion of counsel to Agent, to effect the transactions contemplated hereby and the liens and/or security interests of all other collateral instruments, as modified by this Agreement. Borrower also agrees to provide to Agent such other documents and instruments as Agent reasonably may request in connection with the modification effected hereby.

13. Enforceability. In the event the enforceability or validity of any portion of this Agreement, the Loan Agreement or any of the other Transaction Documents is challenged or questioned, such provision shall be construed in accordance with, and shall be governed by. whichever applicable federal law or law of the State of California would uphold or would enforce such challenged or questioned provision.

14. Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, EXCEPT TO THE EXTENT FEDERAL LAWS PREEMPT THE LAWS OF THE STATE OF CALIFORNIA.

15. Future Amendments. This Agreement and the other Transaction Documents may be amended, revised, waived, discharged, released or terminated only by a written instrument or instruments, executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS REPRESENT THE FINAL LOAN AGREEMENT BETWEEN THE PARTIES RELATED TO THE SUBJECT MATTER HEREIN CONTAINED AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF TEE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

BORROWER:

THE ACTIVE NETWORK, INC. a Delaware corporation

By:	/s/ Scott Mendel
Name:	Scott Mendel
Title:	CFO

[Signature Page to Seventh Amendment]

AGENT AND LENDER:

ESCALATE CAPITAL I, L.P., a Delaware limited partnership

By:	Escalated Capital Management I, its general partner

By:	EC Management I, L.P., a general partner

By:	Escalate Capital Management Co., LLC, its general partner

By:	/s/ Ross Cockrell
Name:	Ross Cockrell
Title:	Member

[Signature Page to Seventh Amendment]

LENDER:

GOLD HILL VENTURE LENDING 03, LP

By:	Gold Hill Venture Lending Partners 03, LLC its general partner

By:	/s/ Rob Helm
Name:	Rob Helm
Title:	Managing Director Gold Hill Capital

[Signature Page to Seventh Amendment]

EXHIBIT A

ACKNOWLEDGMENT OF AMENDMENT

AND REAFFIRMATION OF UNCONDITIONAL GUARANTY AND THIRD PARTY

SECURITY AGREEMENT

Section 1. Guarantor hereby acknowledges and confirms that it has reviewed and approved the terms and conditions of the Seventh Amendment to Loan and Security Agreement dated as of even date herewith (the “Amendment”). Guarantor hereby acknowledges and reaffirms that it has reviewed and approved the terms and conditions of that certain Loan and Security Agreement dated as of March 22, 2007, as amended from time to time, including by that certain First Amendment to Loan and Security Agreement dated as of June 6, 2007, that certain Second Amendment to Loan and Security Agreement dated as of December 18, 2007, that certain Consent and Third Amendment to Loan and Security Agreement dated as of October 30 2008, that certain Fourth Amendment to Loan and Security Agreement dated as of March 31 2009, that certain Bridge Consent dated as of August 31, 2009, that certain Consent and Fifth Amendment to Loan and Security Agreement dated as of September 29, 2009 and that certain Sixth Amendment to Loan and Security Agreement dated as of April 28, 2010 (as amended the “Loan Agreement”).

Section 2. Guarantor hereby consents to the Amendment and agrees that its Guaranty and its Third Party Security Agreement relating to the Obligations of Borrower under the Loan Agreement shall continue in full force and effect, shall be valid and enforceable and shall not be impaired or otherwise affected by the execution of the Amendment or any other document or instrument delivered in connection herewith.

Section 3. Guarantor represents and warrants that, after giving effect to the Amendment, all representations and warranties contained in the its Guaranty and its Third Party Security Agreement are true, accurate and complete as if made the date hereof.

Dated as of December      , 2010

GUARANTOR

AUTOMATED LICENSE SYSTEMS, INC.

By:
Name:
Title:

EXHIBIT B

ACKNOWLEDGMENT OF AMENDMENT

AND REAFFIRMATION OF UNCONDITIONAL GUARANTY AND THIRD PARTY

SECURITY AGREEMENT

Section 1. Guarantor hereby acknowledges and confirms that it has reviewed and approved the terms and conditions of the Seventh Amendment to Loan and Security Agreement dated as of even date herewith (the “Amendment”). Guarantor hereby acknowledges and reaffirms that it has reviewed and approved the terms and conditions of that certain Loan and Security Agreement dated as of March 22, 2007, as amended from time to time, including by that certain First Amendment to Loan and Security Agreement dated as of June 6, 2007, that certain Second Amendment to Loan and Security Agreement dated as of December 18, 2007, that certain Consent and Third Amendment to Loan and Security Agreement dated as of October 30, 2008, that certain Fourth Amendment to Loan and Security Agreement dated as of March 31, 2009, that certain Bridge Consent dated as of August 31, 2009, that certain Consent and Fifth Amendment to Loan and Security Agreement dated as of September 29, 2009 and that certain Sixth Amendment to Loan and Security Agreement dated as of April 28, 2010 (as amended, the “Loan Agreement’).

Section 2. Guarantor hereby consents to the Amendment and agrees that its Guaranty and its Third Party Security Agreement relating to the Obligations of Borrower under the Loan Agreement shall continue in full force and effect, shall be valid and enforceable and shall not be impaired or otherwise affected by the execution of the Amendment or any other document or instrument delivered in connection herewith.

Section 3. Guarantor represents and warrants that, after giving effect to the Amendment, all representations and warranties contained in the its Guaranty and its Third Party Security Agreement are true, accurate and complete as if made the date hereof.

Dated as of December      , 2010

GUARANTOR

RESERVEAMERICA INC.

By:
Name:
Title: